Exhibit 10.9

EXECUTION VERSION

TRUNITY HOLDINGS, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is entered into as of the 28 day of May, 2013, by and between Trunity Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned investor (“Investor”).

RECITALS:

A.            Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the common stock, par value $0.0001 per share of the Company (the “Common Stock”), set forth opposite Investor’s name on its signature page hereto (the “Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire that number of shares of Common Stock (as exercised, collectively, the “Warrant Shares”) set forth opposite Investor’s name on signature page hereto. The number of Warrants shall be equal to the number of Shares purchased hereunder.

B.            As of the Closing under this Agreement, the parties hereto (and thereto, as applicable) shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

C.            As of the Closing under this Agreement, the parties hereto (and thereto, as applicable) are executing and delivering (i) an investor rights agreement, substantially in the form attached hereto as Exhibit C (the “Investor Agreement”), pursuant to which the Company has agreed to provide certain purchase rights with respect to the Shares and the Warrant Shares, (ii) a voting agreement, substantially in the form attached hereto as Exhibit D (the “Voting Agreement”), pursuant to which the Investor shall designate one member of the Company’s board of directors and (iii) an escrow agreement, substantially in the form attached as Exhibit E (the “Escrow Agreement”).

D.            The Shares, the Warrants and the Warrant Shares, collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and Investor hereby agree as follows:

1.             Definitions. In addition to those terms defined above and elsewhere in this Subscription Agreement, for the purposes of this Subscription Agreement, the following terms shall have the meanings set forth below:

“Bylaws” means the Company’s bylaws, as amended.

“Certificate of Incorporation” means the certificate of incorporation filed by the Company with the Secretary of State of the State of Delaware as in effect as of the date hereof.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Escrow Agent” means Carlton Fields P.A , the escrow agent under the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Intellectual Property” means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company and its Subsidiaries taken as a whole, (b) the legality, validity, enforceability or binding effect of the this Subscription Agreement or (c) the ability of the Company to perform its obligations under this Subscription Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been or is required to be filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“OTCBB” means the United States quotation medium for subscribing members referred to as the over-the-counter bulletin board used for many over-the-counter equity securities that are not listed on the NASDAQ or a national stock exchange and regulated by Financial Industry Regulatory Authority, Inc., Over the Counter Bulletin Board.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Exchange Act of 1933, as amended.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement and each of the Registration Rights Agreement, Investor Agreement, Voting Agreement, Escrow Agreement and all other documents and instruments required to effectuate the transactions contemplated by this Agreement.

2.	Subscription.

2.1           Amount. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to Investor, and Investor agrees to purchase from the Company on the Closing Date (as defined below), the number of Shares, as is set forth opposite Investor’s name on the signature page to this Agreement, along with the Warrants to acquire up to that number of Warrant Shares as is set forth opposite Investor’s name on the signature page to this Agreement.

2.2           Closing. The closing (the “Closing”) of the purchase of the Shares and the Warrants by Investor shall occur at the offices of Carlton Fields, P.A., Miami Tower, 100 SE Second Street, Suite 4200, Miami, FL 33131. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, on May ___, 2013, or such later date as is mutually agreed to by the Company and Investor; provided, however, that multiple Closings shall be held if necessary to satisfy the conditions of the Escrow Agreement and the date of the Closing(s) shall be automatically extended from time to time for so long as any of the conditions set forth in Sections 7 and 8 below are not satisfied or waived, subject, however, to the provisions of Article 9).

2.3           Purchase Price. The purchase price for Investor of the Shares and related Warrants to be purchased by Investor at the Closing shall be the amount set forth opposite Investor’s name on the signature page to this Agreement (less any applicable fees and disbursements, the “Purchase Price”). The purchase price for the Shares is $0.40 per Share and the Warrant exercise price is $1.00 per Share.

2.4           Form and Manner of Payment.

 (a)           On the date hereof, Investor shall pay the Purchase Price to the Escrow Agent for the Shares and the Warrants to be issued and sold to Investor at the Closing, by wire transfer of immediately available funds in accordance with the Escrow Agent’s written wire instructions.

 (b)           On the Closing Date, (i) the Company shall irrevocably instruct the transfer agent for the Common Stock to deliver to Investor one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.4 hereof), evidencing the number of Shares Investor is purchasing as is set forth opposite Investor’s name on the signature page to this Agreement via Deposit Withdrawal Agent Commission system (“DWAC”) delivery prior to the release of the federal funds wire to the Company for payment of such Shares, (ii) the Company shall issue to Investor a Warrant pursuant to which Investor shall have the right to acquire such number of Warrant Shares as is set forth opposite Investor’s name on the signature page to this Agreement, duly executed on behalf of the Company and registered in the name of Investor and (iii) the Company and Investor shall jointly instruct the Escrow Agent in writing to disburse the Purchase Price to an account designated by the Company.

3.	Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

3.1           Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

3.2           Authorization. The Company has the corporate power and authority to enter into this Subscription Agreement and has taken all requisite action through its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of the Subscription Agreement, (b) the authorization of the performance of all obligations of the Company hereunder, and (c) the authorization, issuance (or reservation for issuance) and delivery of the Shares upon receipt of the Purchase Price. This Subscription Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

3.3           Capitalization.

 (a)           The Company has duly and validly authorized capital stock as set forth in the Certificate of Incorporation. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Other than the Warrants and except as set forth in the 10-K (as defined in Section 3.6 below), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Subscription Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the Voting Agreement and Investor Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as required under the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

 (b)           The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

 (c)           The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.4           Valid Issuance. Upon the issuance of the Shares in accordance with Section 2.4, the Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions imposed by applicable securities laws.

3.5           Consents. The execution, delivery and performance by the Company of the Subscription Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

3.6           Delivery of SEC Filings; Business. The Company has made available to Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (as amended prior to the date of this Subscription Agreement, the “10-K”), and all other reports filed by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since the filing of the 10-K and during the twelve (12) months preceding the date of this Subscription Agreement(collectively, the “SEC Filings”) , of which all such SEC Filings have been timely filed (including any extensions permitted under SEC rules and regulations). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

3.7           Use of Proceeds. The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes, included but not limited to, funding and supporting the Ukraine project and other global initiatives of the Company.

3.8           No Material Adverse Change. Since January 1, 2012, except as set forth in the 10-K, there has not been:

 (a)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 10-K, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

 (b)           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

 (c)           any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

 (d)           any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

 (e)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

 (f)           any change or amendment to the Certificate, material change to any Material Contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

 (g)           any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

 (h)           any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

 (i)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

 (j)           the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

 (k)           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.9           SEC Filings; S-3 Eligibility.

 (a)           At the time of filing thereof, each of the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

 (b)           Each registration statement and any amendment thereto filed by the Company for the past three (3) years pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.10           No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Subscription Agreement by the Company and the issuance and sale of the Shares will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under the Certificate of Incorporation or the Bylaws (true and complete copies of which have been made available to Investor through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (a)(i) and (b) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.11           Tax Matters. The Company and each Subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in its SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in its SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

3.12           Title to Properties. The Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 3.15 ) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.13           Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.14           Labor Matters.

   (a)           The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.

   (b)           The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

   (c)            (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

   (d)           The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

   (e)           To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing Date.

3.15           Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. To the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. There is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party. To the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

3.16           Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

3.17           Litigation. Except as set forth in the 10-K, (a) there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, or (b) any such proceeding, if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Except as set forth in the 10-K, neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2008 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act or the Exchange Act.

3.18           Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

3.19           Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

3.20           Compliance with OTCBB Continued Listing Requirements. The Company is in compliance with applicable OTCBB continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on OCTBB. The Company has not received any currently pending notice of the delisting of the Common Stock from the OTCBB.

3.21           Brokers and Finders. Except for ACGM, Inc., no Person will have, as a result of the transactions contemplated by the Subscription Agreement, any valid right, interest or claim against or upon the Company or any Subsidiary for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.22           No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Rule 506 of Regulation D (“Regulation D”)) in connection with the offer or sale of any of the Shares.

3.23           Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.24           Transactions with Affiliates. Except as set forth in the 10-K, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.25           Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of December 31, 2012 (such date, the “Evaluation Date”) and concluded that such controls and procedures are effective to ensure that material information relating to the Company, including the Subsidiaries, is made known to certifying officers in a timely, accurate and complete manner. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

3.26           Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.27           Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all requirements imposed by law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including, without limitation, applicable requirements of the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.).

3.28           Disclosure. No representation or warranty of the Company or any of its Subsidiaries contained in this Subscription Agreement and none of the statements contained in any other document, certificate, report, financial statement or written statement furnished to Investor by or on behalf of the Company or any of its Subsidiaries pursuant to this Subscription Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

4.           Representations and Warranties, Acknowledgement and Covenant of Investor. Investor hereby makes the representations and warranties to the Company that are set forth in this Article 4.

4.1           Authority; Enforceability. (a) Investor has full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder; (b) this Subscription Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and (c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) Investor’s certificate of formation or limited liability company agreement (or other similar governing documents), or (ii) any material agreement or any law or regulation to which Investor is a party or by which any of its property or assets is bound.

4.2           No Public Sale or Distribution. Investor is (a) acquiring the Shares and the Warrants and (b) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act. Investor is acquiring the Securities hereunder in the ordinary course of its business. Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

4.3           Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

4.4           Legend. Investor understands that the certificates or other instruments representing the Shares, the Warrants and the Warrant Shares, until such time as the resale of the Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement shall bear any legend as required by the ”blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5.	Covenants.

5.1           Joint Covenants. Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

5.2           Investor Covenants. Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.

5.3           Company Covenants.

 (a)           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Investor at the Closing pursuant to this Agreement under applicable securities or ”Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or ”Blue Sky” laws of the states of the United States following the Closing Date.

 (b)           Reporting Status. Until the date on which Investor shall have sold all the Shares and Warrant Shares and none of the Warrants is outstanding (the ”Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act and, until the later of (i) two (2) years from the date hereof and (ii) such time as Investor owns less than an aggregate of 5% of the Shares and/or Warrant Shares (after giving effect to any stock splits, recapitalizations, reorganizations or similar events) the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

 (c)           Financial Information. The Company agrees to send the following to Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC: (i) a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, ”Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

 (d)           Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the OTCBB. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.3(d).

 (e)           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

 (f)           Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to Investor disclosing all material terms of the transactions contemplated hereby; provided, that no Press Release shall name Investor or any of its members or affiliates, without the prior written consent of Investor, which shall not be unreasonably withheld. No later than the fourth Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company, its Subsidiaries nor Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the OTCBB (provided that in the case of clause (i) Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Investor, the Company shall not disclose the name of any Investor (or any of its members or affiliates) in any filing, announcement, release or otherwise.

 (g)           Additional Registration Statements. Until the date that the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective by the SEC (the “Effective Date”), the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities, except for any Form S-8.

 (h)           Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, no less than the maximum number of shares of Common Stock issuable upon exercise of the Warrants including any indeterminate number of shares issuable pursuant to the provisions thereof (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

6.	TRANSFER RESTRICTIONS; TRANSFER AGENT INSTRUCTIONS.

6.1           Transfer Restrictions. The legend set forth in Section 4.4 shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped, if (a) such Securities are registered for resale under the 1933 Act, (b) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of such Securities may be made without registration under the applicable requirements of the 1933 Act, or (c) such holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144. The Company shall cause Company Counsel (as later defined) to issue a legal opinion to the Company’s transfer agent on the Effective Date. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Business Days following the delivery by a Investor to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to Investor a certificate representing such Securities that is free from all restrictive and other legends. Following the Effective Date and upon the delivery to any Investor of any certificate representing Securities that is free from all restrictive and other legends, Investor agrees that any sale of such Securities shall be made pursuant to the Registration Statement and in accordance with the plan of distribution described therein or pursuant to an available exemption from the registration requirements of the 1933 Act. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.4.

6.2           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Investor or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Investor to the Company upon exercise of the Warrants (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.2, and stop transfer instructions to give effect to Section 4.4 hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as and to the extent provided in this Agreement and the other Transaction Documents. If a Investor effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to Investor, assignee or transferee, as the case may be, without any restrictive legend.

6.3           Breach. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article 6, that Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.4           Additional Relief. If the Company shall fail for any reason or for no reason to issue to Investor unlegended certificates within three (3) Business Days of receipt of documents necessary for the removal of legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to Investor, if on or after the Business Day immediately following such three Business Day period, Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that Investor anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after Investor’s request, promptly honor its obligation to deliver to Investor a certificate or certificates representing such shares of Common Stock and pay cash to Investor in an amount equal to the excess (if any) of Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased in such Buy-In over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Deadline Date. In addition, if within three Business Days of delivery of such certificate or certificates to Investor, Investor shall sell shares of Common Stock represented by such certificate or certificates at a price per share less than the Closing Bid Price on the Deadline Date, the Company shall pay cash to Investor in an amount equal to the excess of such Closing Bid Price times the number of shares so sold over Investor’s total proceeds (less brokerage commissions, if any) from the sale of such shares. Notwithstanding the foregoing, in the event the Company fails to honor its obligation to deliver Investor a certificate or certificates representing such shares of Common Stock within such five (5) Business Day period, the Company shall pay cash to Investor in an amount equal to (i) Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in such Buy-In less (ii) any payments previously made by the Company to Investor pursuant to the first sentence of this Section 6.4, at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate. “Closing Bid Price” means, for any security as of any date, the last closing price for such security on the OTCBB, as reported by Bloomberg, or, if the OTCBB begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the OTCBB is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 of the Warrants. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

7.	CONDITIONS TO THE COMPANY’S OBLIGATIONS HEREUNDER.

7.1          The obligation of the Company hereunder to issue and sell the Shares and the related Warrants to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

 (a)           Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

 (b)           Investor shall have delivered to the Company and the Escrow Agent written instructions to disburse the Purchase Price for the Shares and the related Warrants being purchased by Investor at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

 (c)           The representations and warranties of each Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Investor at or prior to the Closing Date.

8.	CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.

8.1          The obligation of each Investor hereunder to purchase the Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

 (a)           The Company shall have executed (or caused to be executed) and delivered to Investor (i) each of the Transaction Documents by the Company and each of the other parties thereto (other than the Investor) and (ii) the Warrants (in such amounts as Investor shall request) being purchased by Investor at the Closing pursuant to this Agreement, and shall have irrevocably instructed the Transfer Agent to deliver the Shares (in such amounts as Investor shall request) as provided for herein.

 (b)           Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

 (c)           Such Investor shall have received the opinion of Carlton Fields, P.A., the Company’s outside counsel (the “Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

 (d)           The Company shall have delivered to Investor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

 (e)           The Company shall have delivered evidence of the action of its board of directors and shareholders approving (as applicable) the transactions contemplated by the Transaction Documents including, but not limited to, the election of the Investor’s designee to the Company’s board of directors as required under the Voting Agreement.

 (f)           The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date (except such representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

 (g)           The Common Stock (i) shall be designated for quotation or listed on the OTCBB and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the OTCBB from trading on the OTCBB nor shall suspension by the SEC or the OTCBB have been threatened, as of the Closing Date, either (A) in writing by the SEC or the OTCBB or (B) by falling below the minimum listing maintenance requirements of the OTCBB.

 (h)           The Company shall have obtained all governmental, regulatory or third party licenses, waivers, consents and approvals, if any, necessary for the sale of the Shares and the Warrants.

 (i)           No proceeding shall have been commenced on any grounds to restrain, enjoin or hinder the consummation of the transactions contemplated by this Agreement and no law shall have been enacted or promulgated by any governmental authority that prohibits the consummation of the transactions contemplated by this Agreement.

 (j)           The Company shall have delivered to Investor, a summary of the capitalization of the Company, on a fully diluted basis, immediately preceding and following the closing of the Company’s aggregate fundraising (from all sources) related to the Transaction Documents.

 (k)           The Company shall have delivered to Investor the form of 8-K proposed to be filed in connection with the transactions contemplated by this Agreement.

 (l)           No event, circumstances or fact shall have occurred that has had or could reasonably be expected to have a material adverse effect on the business, assets, properties or condition (financial or otherwise) of the Company and any of its Subsidiaries.

 (m)           The Company shall have raised at least $2,000,000 in gross proceeds from the simultaneous private sale of Common Stock and Warrants (including amounts invested by Investor through the Escrow Agreement), in each case at the same price, and the Company shall have satisfied the other requirements of the Escrow Agreement.

 (n)           The Company shall have delivered to Investor such other documents relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request.

9.	Termination.

In the event that the Closing shall not have occurred with respect to Investor on or before thirty (30) days from the date hereof due to the Company’s or Investor’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. In the event of any termination of this Agreement, other than arising out of Investor’s failure to satisfy the conditions set forth in Section 7, the Company shall bear all Expenses (as later defined) of Investor in an amount, as incurred by Investor, up to fifty thousand dollars ($50,000).

10.	Miscellaneous.

10.1        This Subscription Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement. This Subscription Agreement may be modified only in writing signed by the parties hereto. The Company represents and warrants that it is not entering into any subscription agreement or securities purchase agreement with any other investor concurrently with this Subscription Agreement that contains terms more advantageous to such other investor than the terms of this Subscription Agreement are to Investor. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, including by merger or consolidation. Investor may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be Investor hereunder with respect to such assigned rights.

10.2        Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including financial advisors’, attorneys’, accountants’ and other professional fees and expenses in connection with the transactions contemplated in this Agreement and the other Transaction Documents (the “Expenses”); provided; however, that the Company shall bear all such reasonable fees and expenses of Investor in an amount, as incurred by Investor, up to fifty thousand dollars ($50,000) which shall be deducted out of the proceeds in the Investor’s investment.

10.3        All representations, warranties, and agreements of the Company herein shall survive delivery of, and payment for, the Shares hereunder.

10.4        This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

10.5        The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

10.6        The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.7        All communications hereunder shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as FedEx, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

10.8        This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Subscription Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement effective as of the date first written above.

The Company:	TRUNITY HOLDINGS, INC.

By:
Name: Terry Anderton
Title: Chairman and CEO

Address for Notice:

Trunity Holdings, Inc.
15 Green Street
Newburyport, MA 01950
Attention: Terry Anderton, CEO
Fax: (603) 218-6006

With a copy to (which shall not constitute notice):

Robert B. Macaulay, Esq.
Carlton Fields, P.A.
Miami Tower
100 SE Second Street, Suite 4200
Miami, FL 33131
Fax: (305) 530-0055

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

INVESTOR:

(Print Name of Investor)

Number of Shares:	By:

Name:

Purchase Price per Share: $0.40	Its:

Name and address in which the Shares should be registered:

Name:

Address:

Address for Notice:

Pan-African Investment Company, LLC
52 Vanderbilt Avenue, Suite 401
New York, NY 10017
Facsimile:	(212) 425-4199
Attention:	Dana M. Reed, Co-CEO

With a copy (which shall not constitute notice) to:

Reed Smith, LLP
599 Lexington Avenue, 22nd Floor
New York, New York 10022
Telephone:	(212) 549-0378
Facsimile:	(212) 521-5450
Attention:	Yvan Claude Pierre, Esq.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

EXHIBIT A

Please see attached.

A-1

EXHIBIT B

Please see attached.

B-1

EXHIBIT C

Please see attached.

C-1

EXHIBIT D

Please see attached.

D-1

EXHIBIT E

Please see attached.

E-1

EXHIBIT F

Please see attached.

F-1